As filed with the Securities and Exchange Commission on April 27, 2026

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hyperscale Data, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1721931 (I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190

Las Vegas, NV 89141

(Address of Principal Executive Offices) (Zip Code)

2025 Stock Incentive Plan

Option Agreements Outside of the 2025 Stock Incentive Plan

(Full title of the plan)

William B. Horne

Chief Executive Officer

Hyperscale Data, Inc.

11411 Southern Highlands Parkway, Suite 190

Las Vegas, NV 89141

(Name and address of agent for service)

(949) 444-5464

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

Henry Nisser, Esq. President and General Counsel Hyperscale Data, Inc. 122 East 42nd Street, 50th Floor New York, NY 10168 (646) 650-5044	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Hyperscale Data, Inc., a Delaware corporation (the “Registrant” or the “Company”), in connection with the registration of:

(i)	6,354,167 shares of class A common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of stock options granted under the Hyperscale Data, Inc. 2025 Stock Incentive Plan (the “2025 Plan”);

(ii)	1,645,833 shares of Common Stock available for future issuance under the 2025 Plan;

(iii)	7,500,000 shares of Common Stock issuable upon the exercise of stock options granted to certain directors and employees pursuant to option agreements outside of the 2025 Plan (the “Option Agreements,” and together with the 2025 Plan, the “Plans”);

(iv)	the reoffer and resale of 13,854,167 shares (the “Shares”) of Common Stock issuable upon exercise of stock options previously granted under the Plans to certain employees, directors and consultants of the Company (the “Selling Stockholders”); and

(v)	such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plans.

This registration statement contains two parts. The first part contains a “reoffer” prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for the reoffer and resale on a continuous or delayed basis of the Shares, which may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to the Selling Stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Stockholders pursuant to stock options granted to the Selling Stockholders and does not necessarily represent a present intention on the part of any of the Selling Stockholders to sell any or all such shares of Common Stock. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to each recipient of a grant under the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

Up to 13,854,167 Shares of Common Stock

This reoffer prospectus relates to up to 13,854,167 shares (the “Shares”) of class A common stock, $0.0001 par value (“Common Stock”), of Hyperscale Data, Inc. (the “Company”), that may be offered from time to time by certain Selling Stockholders as described under the caption “Selling Stockholders” (the “Selling Stockholders”). The Selling Stockholders consist of our employees, directors and consultants who will acquire Shares pursuant to the exercise of certain options granted to the respective Selling Stockholders under the Hyperscale Data, Inc. 2025 Stock Incentive Plan (the “2025 Plan”) and pursuant to option agreements outside of the 2025 Plan (“Option Agreements,” and together with the 2025 Plan, the “Plans”).

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on NYSE American LLC (“NYSE American”) or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

The Common Stock is listed on the NYSE American under the symbol “GPUS.” On April 24, 2026, the last reported sale price for the Common Stock was $0.155.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. While we will pay the expenses of registering the Shares, the Selling Stockholders will bear all sales commissions and similar expenses.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this reoffer prospectus beginning on page 5, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is April 27, 2026.

Hyperscale Data, Inc.

This reoffer prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this reoffer prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation by Reference” in this reoffer prospectus, and in particular, the periodic and current reports we file with the Securities and Exchange Commission (the “SEC”).

You should rely only on the information contained in this reoffer prospectus or incorporated herein by reference or in any prospectus supplement. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this reoffer prospectus and any prospectus supplement is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This reoffer prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this reoffer prospectus and any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this reoffer prospectus and any applicable prospectus supplement, as well as under similar headings in any documents that are incorporated by reference into this reoffer prospectus and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, references to “HDI,” the “Company,” “we,” “us” or “our” are to Hyperscale Data, Inc., a Delaware corporation, and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	we will need to raise additional capital to fund our operations in furtherance of our business plan;

•	we have an evolving business model, which increases the complexity of our business;

•	our Bitcoin mining operations present a number of risks;

•	we are highly reliant on the price of Bitcoin and the level of demand for, and financial performance of, Bitcoin;

•	our holding company model presents certain additional risks;

•	our growth strategy is subject to a significant degree of risk;

•	we are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer;

•	if we fail to anticipate and adequately respond to rapid technological changes in our industry, including evolving industry-wide standards, in a timely and cost-effective manner, our business, financial condition and results of operations would be materially and adversely affected;

•	we are subject to risks related to governmental regulation and enforcement with respect to Bitcoin mining, including:

o	regulatory changes or actions may restrict the use of Bitcoin or the operation of the Bitcoin network in a manner that adversely affects an investment in our securities;

o	due to the unregulated nature and lack of transparency surrounding the operations of many Bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of our Bitcoin;

o	if regulatory changes or interpretations require the regulation of Bitcoin under the Securities Act and the Investment Company Act of 1940, as amended, we may be required to register and comply with such regulations. To the extent we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors. This would likely have a material adverse effect on us and investors may lose their investment; and

o	changing environmental regulation and public energy policy may expose our business to new risks;

•	we may be significantly impacted by developments and changes in laws and regulations, including increased regulation of the industry in which we operate through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act;

•	if we do not at any time satisfy the NYSE American continued listing requirements, our securities could be delisted from the NYSE American;

•	our Common Stock price is volatile; and

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•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.hyperscaledata.com. The information on our website, however, is not, and should not be deemed to be, a part of this reoffer prospectus.

This reoffer prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

•     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

•      Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2026, January 20, 2026, February 13, 2026 (Item 1.01 only), March 19, 2026, April 10, 2026 and April 17, 2026 (Item 5.03 only);

•     Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 3, 2026; and

•     The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.1 that was filed with the SEC on April 15, 2026.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this reoffer prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this reoffer prospectus incorporates. You should direct any requests for such documents to:

Hyperscale Data, Inc.

11411 Southern Highlands Parkway, Suite 190

Las Vegas, Nevada 89141

Attention: Investor Relations

(949) 444-5464

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Company Overview

Hyperscale Data, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our company” or similar terminology) was incorporated in September 2017. Through our wholly and majority owned subsidiaries and strategic investments, we own and/or operate data centers at which we mine Bitcoin and offer colocation and hosting services for the emerging artificial intelligence (“AI”) ecosystems and other industries as well as provide mission-critical products that support a diverse range of industries, including an AI software platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. Our direct subsidiaries are:

Our direct and indirect wholly owned subsidiaries include:

•	Sentinum, Inc. (“Sentinum”);

•	Omnipresent Robotics, LLC; and

•	Ault Capital Group, Inc. (“Ault Capital”).

Sentinum wholly owns:

•	Alliance Cloud Services, LLC;

•	BNI Montana, LLC.

Ault Capital either wholly owns or has a direct controlling interest in, among other entities:

•	Ault Lending, LLC (“Ault Lending”);

•	Gresham Worldwide, Inc. (“Gresham”), which wholly owns Enertec Systems 2001 Ltd. (“Enertec”), Relec Electronics Ltd. (“Relec”) and Giga-tronics Incorporated (“GIGA”) and holds a controlling interest in Microphase Corporation (“Microphase”);

•	Ault Markets, Inc., which wholly owns Ault DAO LLC, the Wyoming limited liability company that serves as the legal and corporate entity of record for the Ault DAO, which operates the Ault Blockchain network;

•	RiskOn International, Inc. (“ROI”), which wholly owns BitNile.com, Inc.;

•	askROI, Inc. (“askROI”);

•	Ault Global Real Estate Equities, Inc. (“AGREE”);

•	Ault Aviation, LLC;

•	Circle 8 Holdco LLC, which wholly owns Circle 8 Crane Services, LLC (“Circle 8”); and

•	TurnOnGreen, Inc. (“TurnOnGreen”), which wholly owns TOG Technologies, Inc. (“TOG Technologies”) and Digital Power Corporation (“Digital Power”).

We were founded by Milton C. (Todd) Ault, III, our Executive Chairman, and are led by Mr. Ault, William B. Horne, our Chief Executive Officer and Vice Chairman, and Henry Nisser, our President and General Counsel. Together, they constitute the Executive Committee, which manages the day-to-day operations of the Company. Our long-term objective is to maximize per share intrinsic value. All major investment and capital allocation decisions are made for us by Mr. Ault and the Executive Committee.

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We currently have the following reportable segments, though it should be noted that we are in the process of transitioning our data centers away from Bitcoin mining to operations dedicated to high-performance computing and AI purposes:

•	Sentinum: crypto asset mining operations, colocation and hosting services for emerging AI ecosystems and other industries, and our digital asset treasury activities;

•	Energy and Infrastructure: crane rental and lifting solutions provider for oilfield, construction, commercial and infrastructure markets through Circle 8;

•	AGREE: hotel operations and other commercial real estate holdings;

•	Gresham: defense solutions with operations conducted by Enertec, Relec, Microphase and GIGA;

•	TurnOnGreen: commercial electronics solutions with operations conducted by Digital Power, and electric vehicle charging solutions through TOG Technologies.

•	Technology and Finance: commercial lending and trading through Ault Lending; and

•	ROI: includes askROI, which operates OnlyBulls, a consumer-facing financial research and market intelligence platform developed and operated by askROI as well as ROI’s own operations, which includes its ownership of 100% of Bitnile.com, which is engaged in the development of an online predictions market platform.

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RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on April 15, 2026, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

Risks Related to Ownership of Our Common Stock and Future Offerings

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our Common Stock price is volatile.

Our Common Stock is listed on the NYSE American. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. During the past 52-week period (through April 24, 2026), our stock closed at prices between $9.98 per share and $0.13 per share, as reported on NYSE.com. On April 24, 2026, the price of our Common Stock closed at $0.155 per share.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our Common Stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressive effect on the market price of our Common Stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;

•	announcements of technological or competitive developments;

•	announcements or expectations of additional financing efforts;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	regulatory developments affecting us, our customers or our competitors;

•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the US or internationally;

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectations of securities analysts or investors in a particular period;

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•	changes in the economic performance or market valuations of our competitors;

•	additions or departures of our executive officers;

•	sales or perceived sales of our Common Stock by us, our insiders or our other stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	general economic, industry, political and market conditions and overall fluctuations in the financial markets in the United States and abroad.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our Common Stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

Volatility in our Common Stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our Common Stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could have a depressing effect on the market price of our Common Stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our Common Stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

We have a substantial number of convertible notes, stock options, warrants, Class B Common Stock and preferred stock outstanding that could affect our price.

Due to a number of financings, we have a substantial number of shares that are subject to issuance pursuant to outstanding convertible debt, warrants and options. As of April 24, 2026, the number of shares of Common Stock subject to convertible notes, stock options, warrants, Class B Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock were 51,270,904, 13,854,167, 639,105, 23,967,064, 7,500,000, 347,222,219, 6,666,666 and 27,777,778 respectively. The issuance of Common Stock pursuant to convertible notes, stock options, warrants, Class B Common Stock and preferred stock at conversion or exercise prices lower than market prices may have the effect of limiting an increase in the market price of our Common Stock.

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USE OF PROCEEDS

The Shares offered by the Selling Stockholders pursuant to this reoffer prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale of the Shares offered through this reoffer prospectus by the Selling Stockholders.

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SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

•	the name of each Selling Stockholder;
•	the position(s), office or other material relationship with our Company and its predecessors or affiliates, over the last three years of each Selling Stockholder;
•	the number and percentage of shares of our Common Stock that each Selling Stockholder beneficially owned as of April 24, 2026 prior to the offering for resale of the Shares under this prospectus;
•	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Stockholder under this prospectus; and
•	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders.  Because the Selling Stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Stockholder may offer under this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Stockholders listed below. We cannot assure you that any of the Selling Stockholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

Unless otherwise indicated, the address of each Selling Stockholder listed below is c/o Hyperscale Data, Inc., 11411 Southern Highlands Parkway, Suite 190, Las Vegas, Nevada 89141.

	Number of Shares Beneficially			Number of	Number of Shares Beneficially
	Owned Prior to Offering (1)			Shares Being	Owned After Offering (2)
Securityholders	Number	Percent (%)		Offered	Number	Percent (%)
Milton C. Ault, III (3)	401,005,939	47.93%		2,000,000	399,755,939	47.07%
William B. Horne (4)	1,250,001		*	2,000,000	1		*
Henry C.W. Nisser (5)	937,503		*	1,500,000	3		*
Kenneth S. Cragun (6)	625,000		*	1,000,000	-		*
Robert Smith (7)	156,250		*	250,000	-		*
Mordechai Rosenberg (7)	156,250		*	250,000	-		*
Jeffrey A. Bentz (7)	156,250		*	250,000	-		*
Michael Lorber (8)	140,625		*	250,000	-		*
Named Selling Stockholders (9)	3,622,917		*	6,354,167	-		*

____________________

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 438,448,809 shares of Common Stock outstanding as of April 24, 2026.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

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(3)	Mr. Ault is the Executive Chairman of our board of directors (the “Board”). The shares of Common Stock beneficially owned prior to this offering represents (i) 268,800 shares of Common Stock owned by Mr. Ault, (ii) 1,721 shares of Class B Common Stock owned by Mr. Ault that are convertible into the same number of shares of Common Stock, (iii) 1,250,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days, (iv) 2,500,005 shares of Common Stock owned by Ault & Company, Inc. (“Ault & Co.”), (v) 14,679,698 shares of Class B Common Stock owned by Ault & Co. that are convertible into the same number of shares of Common Stock, (vi) 347,222,219 shares of Common Stock issuable upon conversion of 50,000 shares of Series C Convertible Preferred Stock owned by Ault & Co., (vii) 6,666,666 shares of Common Stock issuable upon conversion of 960 shares of Series G Convertible Preferred Stock owned by Ault & Co., (viii) 27,777,778 shares of Common Stock issuable upon conversion of 4,000 shares of Series H Convertible Preferred Stock owned by Ault & Co. and (ix) 639,052 shares of Common Stock underlying presently exercisable warrants owned by Ault & Co. Mr. Ault is the Chief Executive Officer of Ault & Co. and is deemed to beneficially own the shares held by Ault & Co. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(4)	Mr. Horne is our Chief Executive Officer and our Vice Chairman of the Board. The shares of Common Stock beneficially owned prior to this offering represent (i) 1 share of Class B Common Stock owned by Mr. Horne that is convertible into 1 share of Common Stock (ii) 1,250,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(5)	Mr. Nisser is our President, General Counsel and a member of the Board. The shares of Common Stock beneficially owned prior to this offering represent (i) 2 shares of Common Stock owned by Mr. Nisser, (ii) 1 share of Class B Common Stock owned by Mr. Nisser that is convertible into 1 share of Common Stock and (iii) 937,500 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(6)	Mr. Cragun is our Chief Financial Officer. The shares of Common Stock beneficially owned prior to this offering represent 625,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(7)	Messrs. Smith, Rosenberg and Bentz are each a member of our Board. The shares of Common Stock beneficially owned prior to this offering represent 156,250 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(8)	Mr. Lorber is a member of our Board. The shares of Common Stock beneficially owned prior to this offering represent 140,625 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

(9)	Includes the following 17 named non-affiliate persons, each of whom beneficially owns at least 1,000 Shares: Chase K. Ault; Jason Bartholomew; Donte Bronaugh; Brian Delong; Therese N. Doherty; Gregory B. Hevener; Jean Ho; David J. Katzoff; Jay L. Looney, Yasmine L. Misuraca; John Ngo; Barbara Perry; Joseph M. Spaziano; Georgia L. Thompson; James M. Turner; Samuel F. Welty; and Skyla Woltering. Each of these persons beneficially owns less than 1% of our Common Stock. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options.

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PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time in one or more offerings. Registration of the Shares covered by this reoffer prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and the Selling Stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. We will not receive any of the proceeds from the sale of the Shares offered by this reoffer prospectus.

The Selling Stockholders may use any one or more of the following methods when disposing the Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of the foregoing methods of sale; or

●	any other method permitted pursuant to applicable law.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. A prospectus supplement, if required, will name any underwriter used in the offering.

The Selling Stockholders may sell the securities offered through this reoffer prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. A prospectus supplement, if required, will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in a prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement, if required.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in a prospectus supplement, if required, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in a prospectus supplement, if required, and a prospectus supplement, if required, will set forth any commissions to be paid for solicitation of these contracts.

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Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholders, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

In addition, any Shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated balance sheet of Hyperscale Data, Inc. (the “Company”) as of December 31, 2025, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, included in the 2025 Annual Report on Form 10-K, and related notes, have been audited by CBIZ CPAs PC, an independent registered public accounting firm, as set forth in their report thereon. The consolidated balance sheet of the Company as of December 31, 2024, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, included in the 2025 Annual Report on Form 10-K, and related notes, which includes an explanatory paragraph on the Company’s ability to continue as a going concern, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

The report of Ziv Haft on the financial statements of ENERTEC SYSTEMS 2001 LTD, as of December 31, 2025, and as of November 28, 2025, and the related statements of comprehensive profit, changes in shareholders’ equity, and cash flows for the period from November 28, 2025 to December 31, 2025 and the related notes to the financial statements, not included herein, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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UP TO 13,854,167 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

APRIL 27, 2026

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC’s rules allow us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Registration Statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or a subsequently filed document incorporated by reference modifies or replaces that statement.

•     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026;

•      Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 16, 2026, January 20, 2026, February 13, 2026 (Item 1.01 only), March 19, 2026, April 10, 2026 and April 17, 2026 (Item 5.03 only);

•     Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 3, 2026; and

•     The description of our common stock contained in our Annual Report on Form 10-K as Exhibit 4.1 that was filed with the SEC on April 15, 2026.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this Registration Statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement. You should direct any requests for such documents to:

Hyperscale Data, Inc.

11411 Southern Highlands Parkway, Suite 190

Las Vegas, Nevada 89141

Attention: Investor Relations

(949) 444-5464

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. Our bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by reoffer prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
4.1	Certificate of Incorporation, dated September 22, 2017. Incorporated herein by reference to the Current Report on Form 8-K filed on December 29, 2017 as Exhibit 3.1 thereto.
4.2	Certificate of Designations of Rights and Preferences of 10% Series A Cumulative Redeemable Perpetual Preferred Stock, dated September 13, 2018. Incorporated herein by reference to the Current Report on Form 8-K filed on September 14, 2018 as Exhibit 3.1 thereto.
4.3	Certificate of Amendment to Certificate of Incorporation, dated January 2, 2019. Incorporated by reference to the Current Report on Form 8-K filed on January 3, 2019 as Exhibit 3.1 thereto.
4.4	Certificate of Amendment to Certificate of Incorporation (1-for-20 Reverse Stock Split of Common Stock), dated March 14, 2019. Incorporated herein by reference to the Current Report on Form 8-K filed on March 14, 2019 as Exhibit 3.1 thereto.

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4.5	Certificate of Ownership and Merger. Incorporated by reference to the Current Report on Form 8-K filed on January 19, 2021 as Exhibit 2.1 thereto.
4.6	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on December 1, 2021. Incorporated by reference to the Current Report on Form 8-K filed on December 13, 2021 as Exhibit 3.1 thereto.
4.7	Certificate of Designation, Preferences and Rights relating to the 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, dated May 25, 2022. Incorporated by reference to the Registration Statement on Form 8-A filed on May 26, 2022 as Exhibit 3.6 thereto.
4.8	Certificate of Increase of the Designated Number of Shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, dated June 10, 2022. Incorporated by reference to the Current Report on Form 8-K filed on June 14, 2022 as Exhibit 3.1 thereto.
4.9	Certificate of Correction to the Certificate of Designation, Rights and Preferences of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, dated June 16, 2022. Incorporated by reference to the Current Report on Form 8-K filed on June 17, 2022 as Exhibit 3.1 thereto.
4.10	Certificate of Amendment to Certificate of Incorporation (1-for-300 Reverse Stock Split of Common Stock), dated May 15, 2023. Incorporated herein by reference to the Current Report on Form 8-K filed on May 16, 2023 as Exhibit 3.1 thereto.
4.11	Certificate of Elimination of the Series E convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on August 18, 2023 as Exhibit 3.1 thereto.
4.12	Certificate of Elimination of the Series F convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on August 18, 2023 as Exhibit 3.2 thereto.
4.13	Certificate of Elimination of the Series G convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on August 18, 2023 as Exhibit 3.3 thereto.
4.14	Certificate of Designation of Preferences, Rights and Limitations of Series C Cumulative Preferred Stock, dated November 15, 2023. Incorporated herein by reference to the Current Report on Form 8-K filed on November 21, 2023 as Exhibit 3.1 thereto.
4.15	Certificate of Elimination of the Series B convertible redeemable preferred stock of Hyperscale Data, Inc. Incorporated herein by reference to the Current Report on Form 8-K filed on December 12, 2023 as Exhibit 3.1 thereto.
4.16	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on January 12, 2024. Incorporated by reference to the Current Report on Form 8-K filed on January 12, 2024 as Exhibit 3.2 thereto.
4.17	Second Amended and Restated Bylaws, effective as of January 11, 2024. Incorporated by reference to the Current Report on Form 8-K filed on January 12, 2024 as Exhibit 3.1 thereto.
4.18	Certificate of Increase to Certificate Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock. Incorporated herein by reference to the Current Report on Form 8-K filed on April 4, 2024 as Exhibit 3.1 thereto.
4.19	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on September 6, 2024 and effective September 10, 2024. Incorporated herein by reference to the Current Report on Form 8-K filed on September 6, 2024 as Exhibit 3.1 thereto.
4.20	Certificate of Designation, Preferences and Rights relating to the 10.00% Series E Cumulative Redeemable Perpetual Preferred Stock, dated November 11, 2024. Incorporated by reference to the Current Report on Form 8-K filed on November 12, 2024 as Exhibit 3.1 thereto.
4.21	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on November 20, 2024. Incorporated herein by reference to the Current Report on Form 8-K filed on November 20, 2024 as Exhibit 3.1 thereto.
4.22	Certificate of Designation, Preferences and Rights relating to the Series F Exchangeable Preferred Stock, dated November 22, 2024. Incorporated by reference to the Current Report on Form 8-K filed on November 25, 2024 as Exhibit 3.1 thereto.
4.23	Form of Certificate of Designation of Preferences, Rights and Limitations of Series G Cumulative Preferred Stock, dated December 21, 2024. Incorporated herein by reference to the Current Report on Form 8-K filed on December 23, 2024 as Exhibit 4.1 thereto.
4.24	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on February 5, 2025. Incorporated herein by reference to the Current Report on Form 8-K filed on February 10, 2025 as Exhibit 3.1 thereto.
4.25	Certificate of Designation of Preferences, Rights and Limitations of Series B Cumulative Preferred Stock, dated March 31, 2025. Incorporated herein by reference to the Current Report on Form 8-K filed on April 1, 2025 as Exhibit 3.1 thereto.
4.26	Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on April 23, 2025. Incorporated herein by reference to the Current Report on Form 8-K filed on April 25, 2025 as Exhibit 3.1 thereto.
4.27	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock. Incorporated herein by reference to the Current Report on Form 8-K filed on August 27, 2025 as Exhibit 3.1 thereto.

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4.28	Description of Capital Stock. Incorporated herein by reference to the Annual Report on Form 10-K filed on March 15, 2026 as Exhibit 4.1.
5.1*	Legal Opinion of Olshan Frome Wolosky LLP.
23.1*	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).
23.2*	Consent of CBIZ CPAs PC.
23.3*	Consent of Marcum LLP.
23.4*	Consent of Ziv Haft.
24.1*	Power of Attorney (included on signature page of the Registration Statement).
99.1	Hyperscale Data, Inc. 2025 Stock Incentive Plan (incorporated by reference to Annex B to the Company’s definitive proxy statement on Schedule 14A filed December 4, 2025)
99.2*	Form of Stock Option Grants Issued Outside the 2025 Plan
107*	Calculation of Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the city of Las Vegas, Nevada, on April 27, 2026.

HYPERSCALE DATA, INC.

By:	/s/ William B. Horne
	Name:	William B. Horne
	Title:	Chief Executive Officer (principal executive officer)

By:	/s/ Kenneth S. Cragun
	Name:	Kenneth S. Cragun
	Title:	Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William B. Horne and Kenneth S. Cragun as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Milton C. Ault III	Executive Chairman	April 27, 2026

/s/ William B. Horne	Chief Executive Officer and Vice Chairman (principal executive officer)	April 27, 2026
William B. Horne

/s/ Henry Nisser	President, General Counsel and Director	April 27, 2026
Henry Nisser

/s/ Robert O. Smith	Director	April 27, 2026
Robert O. Smith

/s/ Mordechai Rosenberg	Director	April 27, 2026
Mordechai Rosenberg

/s/ Jeffrey A. Bentz	Director	April 27, 2026
Jeffrey A. Bentz

/s/ Michael H. Lorber	Director	April 27, 2026
Michael H. Lorber

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